Exhibit 4.2

EXECUTION COPY

THIRD AMENDMENT

TO

THE MBNA CREDIT CARD MASTER NOTE TRUST

AMENDED AND RESTATED TRUST AGREEMENT

THIS THIRD AMENDMENT TO THE MBNA CREDIT CARD MASTER NOTE TRUST AMENDED AND RESTATED TRUST AGREEMENT, dated as of June 27, 2003 (the “Amendment”) is by and between MBNA AMERICA BANK, NATIONAL ASSOCIATION, as Beneficiary and Transferor, and WILMINGTON TRUST COMPANY, as Owner Trustee, and acknowledged and accepted by MBNA CREDIT CARD MASTER NOTE TRUST.

WHEREAS the Beneficiary and Transferor and the Owner Trustee have executed that certain Amended and Restated Trust Agreement, dated as of May 24, 2001 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the “Trust Agreement”);

WHEREAS MBNA Credit Card Master Note Trust, as Issuer, and The Bank of New York, as Indenture Trustee, have executed that certain Indenture, dated as of May 24, 2001 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”);

WHEREAS the Beneficiary and Transferor and the Owner Trustee wish to amend the Trust Agreement as provided herein;

NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Trust Agreement as follows:

SECTION 1. Amendment of Section 2.10. Section 2.10 of the Trust Agreement shall be and hereby is amended by deleting such Section in its entirety and inserting the following text in its place:

Fiscal Year. The fiscal year of the Trust will end on the last day of June of each year.

SECTION 2. Effectiveness. The amendments provided for by this Amendment shall become effective upon the delivery of the following:

(a) A Master Trust Tax Opinion.

(b) An Issuer Tax Opinion.

(c) An officer’s certificate from the Trust to the Indenture Trustee and the Owner Trustee to the effect that the Trust reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.

(d) Counterparts of this Amendment, duly executed by the parties hereto.

SECTION 3. Direction to the Owner Trustee. By its execution of this Amendment, the Beneficiary hereby authorizes and directs the Owner Trustee, pursuant to Sections 2.03, 5.01 and 9.01 of the Trust Agreement, to execute this Amendment.

SECTION 4. Trust Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Trust Agreement shall remain in full force and effect. All references to the Trust Agreement in any other document or instrument shall be deemed to mean such Trust Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Trust Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Trust Agreement, as amended by this Amendment, as though the terms and obligations of the Trust Agreement were set forth herein.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SUCH STATE.

SECTION 7. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Trust Agreement and if not in the Trust Agreement, then they shall have the meanings assigned to such terms in the Indenture. All Section or subsection references herein shall mean Sections or subsections of the Trust Agreement, except as otherwise provided herein.

IN WITNESS WHEREOF, the Beneficiary and the Transferor and the Owner Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

MBNA AMERICA BANK, NATIONAL ASSOCIATION, as Beneficiary and as Transferor

By:	/s/ CHRISTOPHER A. HALMY
Name:	Christopher A. Halmy
Title:	First Vice President

WILMINGTON TRUST COMPANY, as Owner Trustee

By:	/s/ CHARISSE L. RODGERS
Name:	Charisse L. Rodgers
Title:	Vice President

Acknowledged and Accepted:

MBNA CREDIT CARD MASTER NOTE TRUST
By:	MBNA AMERICA BANK, NATIONAL ASOCIATION, as Beneficiary

By:	/s/ CHRISTOPHER A. HALMY
Name:	Christopher A. Halmy
Title:	First Vice President